UNITED STATES  SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2026 (May 6, 2026)

Gray Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2026, Gray Media, Inc. (the "Company") held its 2026 Annual Meeting of Shareholders (the "Annual Meeting"). The results of voting on the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting were as follows:

Proposal No. 1 (Election of Directors):

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Hilton H. Howell, Jr.	149,824,872	3,203,794	25,487,073
Howell W. Newton	131,846,447	21,182,219	25,487,073
Richard L. Boger	132,410,496	20,618,170	25,487,073
Luis A. Garcia	149,732,111	3,296,555	25,487,073
Richard B. Hare	121,849,008	31,179,658	25,487,073
Robin R. Howell	149,842,359	3,186,307	25,487,073
Donald P. LaPlatney	149,860,542	3,168,124	25,487,073
Lorraine McClain	134,425,816	18,602,850	25,487,073
Paul H. McTear	149,726,438	3,302,228	25,487,073
Sterling A. Spainhour Jr.	134,410,362	18,618,304	25,487,073

Each of the directors listed above were elected at the Annual Meeting to serve as directors of the Company until the 2027 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Proposal No. 2 (Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers):

Votes For	Votes Against	Abstain	Broker Non-votes
138,523,245	14,374,594	130,827	25,487,073

Proposal No. 3 (Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2026):

Votes For	Votes Against	Abstain
177,363,790	1,078,464	73,485

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Media, Inc.

May 6, 2026	By:	/s/ Jeffrey R. Gignac
		Name:	Jeffrey R. Gignac
		Title:	Executive Vice President and Chief Financial Officer